Exhibit 99.2

 Berkeley Lights to Acquire IsoPlexis  Investor Presentation  December 21, 2022

 Forward-Looking Statements  Certain statements in this communication regarding the proposed transaction between Berkeley Lights and IsoPlexis, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Berkeley Lights' and IsoPlexis’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “would,” “could”, “should,” “intend,” “seek,” “plan,” “will,” “expect(s),” “estimate(s),” “predict(s),” “project(s),” “target(s),” “forecast(s)”, “continue(s),” “contemplate(s),” “positioned,” “potential,” “strategy,” “outlook,” “forward,” “continuing,” “ongoing” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the risk that the proposed transaction may not be completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by both Berkeley Lights' stockholders and IsoPlexis’ stockholders; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require Berkeley Lights or IsoPlexis to pay a termination fee; the effect of the announcement, pendency or completion of the proposed transaction on each of Berkeley Lights' and IsoPlexis’ ability to attract, motivate or retain key employees, its ability to maintain relationships with its customers, suppliers, distributors and others with whom it does business, or its operating results and business generally; risks related to the proposed transaction diverting management’s attention from each of Berkeley Lights' and IsoPlexis’ ongoing business operations; the risk of stockholder litigation in connection with the proposed transaction, including resulting expense or delay; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the proposed transaction within the expected timeframes or at all and to successfully integrate IsoPlexis’ operations into those of Berkeley Lights; the integration of IsoPlexis’ operations into those of Berkeley Lights being more difficult, time-consuming or costly than expected; effects relating to the announcement of the proposed transaction or any further announcements or the consummation of the proposed transaction on the market price of the common stock of each of Berkeley Lights and IsoPlexis; the possibility that each of Berkeley Lights' and IsoPlexis’ expectations as to expenses, cash usage and cash needs may prove not to be correct for reasons such as changes in plans or actual events being different than its assumptions; the impacts of changes in general economic and business conditions, including changes in the financial markets; the implementation of each of Berkeley Lights' and IsoPlexis’ business model and strategic plans for its products and technologies, and challenges inherent in developing, manufacturing, launching, marketing and selling existing and new products; uncertainties in contractual relationships, including interruptions or delays in the supply of components or materials for, or manufacturing of, products for each of Berkeley Lights and IsoPlexis; the ability of each of Berkeley Lights and IsoPlexis to establish and maintain intellectual property protection for products or avoid or defend claims of infringement; risks relating to competition within the industry in which each of Berkeley Lights and IsoPlexis operate; the impacts of potential product performance and quality issues; changes to and the impact of the laws, rules and regulations that regulate each of Berkeley Lights' and IsoPlexis’ operations; and any other risks discussed in each of Berkeley Lights' and IsoPlexis’ filings with the SEC, including Berkeley Lights' and IsoPlexis’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8 K. Berkeley Lights and IsoPlexis assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.  Participants in the Solicitation  Berkeley Lights, IsoPlexis and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction between Berkeley Lights and IsoPlexis under the rules of the SEC. Information regarding Berkeley Lights' directors and executive officers is set forth in Berkeley Lights' Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2022, and in certain of Berkeley Lights' Current Reports on Form 8-K. To the extent holdings of Berkeley Lights' securities by Berkeley Lights' directors and executive officers have changed since the amounts set forth in such proxy statement, such changes have been or will be reflected on subsequent statements of beneficial ownership filed with the SEC. Information regarding IsoPlexis’ directors and executive officers is set forth in IsoPlexis’ revised Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2022, and in certain of IsoPlexis’ Current Reports on Form 8-K. To the extent holdings of IsoPlexis’ securities by IsoPlexis’ directors and executive officers have changed since the amounts set forth in such proxy statement, such changes have been or will be reflected on subsequent statements of beneficial ownership filed with the SEC. These documents can be obtained free of charge from the sources indicated below. Additional information regarding the interests of these participants will be set forth in the joint proxy statement/prospectus relating to the proposed transaction when it becomes available.  Additional Information and Where to Find It   In connection with the proposed transaction between Berkeley Lights and IsoPlexis, Berkeley Lights and IsoPlexis intend to file relevant materials with the SEC, including a Berkeley Lights registration statement on Form S 4 that will include a joint proxy statement of Berkeley Lights and IsoPlexis that also constitutes a prospectus of Berkeley Lights. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BERKELEY LIGHTS, ISOPLEXIS AND THE PROPOSED TRANSACTION. The joint proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Berkeley Lights’s investor relations website at www.investors.berkeleylights.com or from IsoPlexis’ investor relations website at www.investors.isoplexis.com.  No Offer or Solicitation   This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.  2

 3  Presenters  Siddhartha Kadia, Ph.D.  CEO, BERKELEY LIGHTS  Sean Mackay  CEO, ISOPLEXIS  Mehul Joshi  CFO, BERKELEY LIGHTS

 A Transformational Combination  Most comprehensive technology portfolio to isolate, manipulate, and characterize live cells   (Nasdaq: CELL)   A FUNCTIONAL CELL BIOLOGY COMPANY  LIVE CELL, FUNCTIONAL BIOLOGY  DEEP PROFILING OF SINGLE CELLS  The only single-cell platform enabling functional proteomics  +  4  New, Combined Company Name:

 PhenomeX: The Functional Cell Biology Company  WHAT WE DO  Enable scientists to unlock the potential of cell biology for research and clinical applications  HOW WE DO IT  By providing a deeper analysis of cell function while preserving the live cells of interest  WHY IT MATTERS  Because understanding the phenome is central to all questions in biology  Provides live cell biology research tools and services that deliver deep insights into cellular function and gain new perspectives on phenomes  5

 Transaction Summary  6  All-stock transaction valued at $57.8 million  ISO shareholders will receive 0.612 shares of Berkeley Lights stock for each IsoPlexis share they hold  BLI shareholders will own approximately 75.2% and ISO shareholders will own approximately 24.8% of PhenomeX  Siddhartha Kadia, Ph.D. will serve as CEO and a member of PhenomeX’s Board of Directors  Sean Mackay expected to be appointed Chief Product Officer of PhenomeX  Management team will leverage talent from both organizations  Governed by BLI’s experienced Board of Directors  Expected to close in the first quarter of 2023, subject to approval by shareholders of both BLI and ISO, and other customary closing conditions  Existing shareholders of ISO representing approximately 68% of the outstanding ISO shares have agreed to vote their shares in support of the transaction  Dr. Igor Khandros, co-founder of BLI, and entities related to him have also agreed to vote their shares representing approximately 13% of the outstanding BLI shares in favor of the transaction  CONSIDERATION  LEADERSHIP  PATH TO CLOSE

 IsoPlexis at a Glance  7   Highly Multiplexed Proteomic Barcoding  2. Single-cell capture   3. Highly multiplexed proteomic detection  1. Sample loaded onto chip   30+ Proteins Per Cell  Rapidly Growing Installed Base  Installed Base (Total Instruments)  ‘21  ‘22  Accelerating the fight against our toughest diseases by revealing the true functional biology of every patient cell via proteomics and transcriptomics  277  LEADING CUSTOMER BASE   in Pharma, Biotech, Medical Centers  100% of top 15 pharma(1)  81% of comprehensive cancer centers(2)  (1): By 2020 revenue.  (2): Based on the National Cancer Institute’s list of Comprehensive Cancer Centers.  instruments in the field  116  publications  $18.9M  TTM revenue

 Accelerates Progress Across Every Pillar of Berkeley Lights’ Strategic Plan  8  Building a world-class team  Prioritizing R&D return on investment   Delivering consistent commercial execution   Led by Berkeley Lights’ experienced Board of Directors   Enhances a proven management team highly experienced in company integration and consolidating organizations  Unites complementary portfolios that will extend its leadership through the entire functional cell biology continuum with highly differentiated technology  Accelerating innovation by:  Focusing resources on the highest-return initiatives  Using the lower-cost IsoPlexis platform to offer enhanced functionality from Berkeley Lights’ technology portfolio  Sustaining competitive advantage through a formidable intellectual property estate of more than 600 issued patents   Diversifies customer base, uniting positions in biopharma & academic segments  Expands product portfolio offering with increased accessibility to meet customers’ workflow needs  Strengthens global reach with a 75% increase in the size of the sales organization  Enhances the focus on recurring revenue

 9  Participating in a larger cell biology market with a wide range of tools and services through cross-selling opportunities to existing and new customers  Enabling significant productivity through combined R&D, G&A and supply chain / manufacturing infrastructure   Evaluating M&A opportunities that will further accelerate profitable growth and leverage a combined cost structure  Anticipated cost synergies of approximately $70 million annualized by 2024  Expected positive operating cash flow generation at $150 million in revenue by 2024, earlier than Berkeley Lights expected to as a standalone company  Creating a platform for further consolidation in high-growth cell biology tools   Generating positive operating cash flow by 2024   Accelerates Progress Across Every Pillar of Berkeley Lights’ Strategic Plan

 IsoPlexis Addresses Key Elements of Berkeley Lights’ M&A Framework  10  Accelerate Profitable Growth  Leverage Current Cost Structure  Synergistic M&Aoptions that expand total addressable market  Complementary technology tuck-ins that expands BLI offerings  Expansion of service offerings to existing and new customers  Compelling value creation opportunity  Opportunities to leverage commercial infrastructure  Opportunities to drive significant R&D, G&A and supply chain/manufacturing synergies

 PhenomeX: Investment Highlights   11  Expanded and balanced product portfolio at different price points with a focus on recurring revenue  Platform for further consolidation in high-growth, single-cell biology tools space   Substantially expanded access to larger cell biology market, enhanced commercial scale, and diversified customer base  Cost synergies will increase profitability and accelerate timeline to breakeven   Led by a world-class team committed to unlocking value for shareholders

Accelerated Development Path for Expanded and Balanced Product Portfolio

BERKELEY LIGHTS + isoplexis

- Combination with ISO facilitates entry into high-growth academic research segments
- Creates balanced product portfolio
  - Lower ASP solutions affiliated with a variety of different customer segments
  - Unlocks various new applications
- Expanding installed base
  - Provides ability to further leverage existing commercial infrastructure

ACCELERATING BEACON DEVELOPMENT TIMELINES






PhenomeX

	Beacon System	IsoSpark & IsoLight	Beacon Select	Beacon Quest	Future Systems
Number of Nests	4	4-8	2	1	TBD
Availability	Launched	Launched	Q1'23	Q2'23	TBD
List Price	$$$$	$	$$$	$$	$
Application	Antibody Discovery Cell Line Development	Immunology/oncology Single-cell secretome & intracellular proteome	Cell Line Development	Immuno-Oncology Functional Biology	Basic Research & Development
Customer Segment	Large Biopharma Top CROs / CDMOs	Biopharma CROs/CDMOs Academic Research Institutes Translational Research Centers	Mid-size Biopharma Mid-size CROs / CDMOs	Academic Research Institutes Translational Research Centers	Enable research & development across multiple customer segments
Consumables Pricing	$$$	$	$$$$	$$	$
Purchase Options	Capital Placement Lease-to-Own Reagent Rental	Capital Placement	Capital Placement Reagent Rental	Capital Placement Reagent Rental	Capital Placement Reagent Rental

12

Significantly Expanded Overall Customer Base  Meaningfully expands breadth of BLI’s customer base and cross-selling opportunities while enhancing relationship with key overlapping accounts  13  Berkeley Lights Customers  IsoPlexis Customers  Overlapping commercial channels and significant customer complementarity strengthen BLI’s existing position in the biopharma segment, while ISO’s foothold in the academic segment expands our reach in this key market

 Cost Synergies Will Increase Profitability and Accelerate Timeline to Breakeven   14  ~$70Mcost synergies annualized by 2024  ~$150Min revenue, generating positive operating cash flow by 2024  General and Administrative Cost Synergies  Marketing Resources and Sales Operations  Complementary R&D Capabilities  Prioritization of High-value R&D Initiatives  Manufacturing, Supply Chain, Logistics and Operations Synergies

 Investment Highlights   15  Expanded and balanced product portfolio at different price points with a focus on recurring revenue  Platform for further consolidation in high-growth, single-cell biology tools space   Substantially expanded access to larger cell biology market, enhanced commercial scale, and diversified customer base  Cost synergies will increase profitability and accelerate timeline to breakeven   Led by a world-class team committed to unlocking value for shareholders

 A FUNCTIONAL CELL BIOLOGY COMPANY

 Q&A Session